Exhibit 99.1

               SIMTEK REPORTS FIRST QUARTER 2005 FINANCIAL RESULTS

COLORADO SPRINGS, Colorado - May 13, 2005 - Simtek Corporation (OTCBB: SRAM), a global provider of advanced nonvolatile semiconductor memory products, today reported financial results for its first quarter ended March 31, 2005.

Revenue for the first quarter was $3.5 million compared with $3.5 million for the first quarter of 2004 and was down from $4.5 million for the fourth quarter of 2004. Net loss for the quarter was $1,013,000, or $0.02 per share, as compared with a net loss of $1,037,000, or $0.02 per share, for the same quarter last year.

Unit shipments of the Company's core 0.8 micron (legacy) memory products were down sequentially, to 620,000 in the first quarter from 835,000 in the fourth quarter of 2004 and slightly down compared with the year ago first quarter at 650,000. These results were attributable to lower volume shipments to the Company's traditional RAID customer base due to competitive pressures and inventory on hand at certain customers. Revenue from government contracts was $498,000 -- flat compared to the prior quarter and down versus the year ago quarter of $563,000 as a result of fewer billable projects and activities.

Gross margin was 32.8% in the first quarter compared with 30.6% in the same quarter last year and 35.0% in the prior quarter. The small increase in gross margin compared with the year ago quarter was attributable to higher sales of high end industrial and military products and improved production efficiencies. Sequentially, lower volume shipments of high margin military products in the first quarter resulted in reduced revenue and margin. The Company is initiating additional efficiency improvements.

Product research and development expenses were slightly down versus the year ago quarter and up sequentially as the Company prepares to ramp its flagship 0.25 micron family. Marketing costs increased with a new sales office opening in San Jose, CA.

"We are pleased with increasing customer adoption of our flagship 1 Mbit nvSRAM," said Harold Blomquist, president and CEO. "In the first quarter we won more than 20 new designs from customers around the world and shipped more units than in the previous five quarters combined. The recently announced joint development agreement with Cypress Semiconductor ensures that the momentum the Company has in advanced process technologies will be sustained for many years to come. Looking ahead, our short-term financial results will show increased expenses and losses at the consolidated P&L line due to the way in which the agreement is funded. However, we expect to return to profitability on a pro forma basis, excluding the impact of the Cypress agreement, by year end 2005."

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                              For the quarters ended March 31,
                                                              --------------------------------
                                                                 2005                  2004
                                                                 ----                  ----
NET SALES ...........................................       $  3,473,990          $  3,498,835

     Cost of  sales .................................          2,334,689             2,429,917
                                                            ------------          ------------

GROSS MARGIN ........................................          1,139,301             1,068,918

OPERATING EXPENSES:
     Design, research and development ...............          1,294,400             1,313,260
     Administrative .................................            335,890               277,954
     Marketing ......................................            468,066               456,694
                                                            ------------          ------------

         Total Operating expenses ...................          2,098,356             2,047,908
                                                            ------------          ------------

LOSS FROM OPERATIONS ................................           (959,055)             (978,990)
                                                            ------------          ------------

OTHER INCOME (EXPENSE):
     Interest income ................................              5,207                 7,804
     Interest expense ...............................            (58,032)              (61,125)
     Other expense, net .............................               (800)               (4,810)
                                                            ------------          ------------

         Total other income (expense) ...............            (53,625)              (58,131)
                                                            ------------          ------------

LOSS BEFORE PROVISION FOR INCOME TAXES ..............         (1,012,680)           (1,037,121)

     Provision for income taxes .....................                 --                    --
                                                            ------------          ------------

NET LOSS ............................................       $ (1,012,680)         $ (1,037,121)
                                                            ============          ============

NET LOSS PER COMMON SHARE:
     Basic and diluted EPS ..........................       $       (.02)         $       (.02)
                                                            ============          ============

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
     Basic and diluted ..............................         62,934,158            57,023,653
                                                            ============          ============


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


CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                                               March 31, 2005      December 31, 2004
                                                                                               --------------      -----------------
                                                                                                 (Unaudited)
              ASSETS
              ------
CURRENT ASSETS:
   Cash and cash equivalents .........................................................          $  1,456,201         $  2,146,790
   Certificate of deposit, restricted
   Accounts receivable - trade, net ..................................................             1,661,737            2,777,164
   Inventory, net ....................................................................             2,351,381            1,869,842
   Prepaid expenses and other ........................................................               108,696              131,099
                                                                                                ------------         ------------
       Total current assets ..........................................................             5,578,015            6,924,895

EQUIPMENT AND FURNITURE, net .........................................................             1,025,901              942,790
DEFERRED FINANCING COSTS .............................................................                70,535               74,684
OTHER ASSETS .........................................................................                27,180               33,450
                                                                                                ------------         ------------

TOTAL ASSETS .........................................................................          $  6,701,631         $  7,975,819
                                                                                                ============         ============

       LIABILITIES AND SHAREHOLDERS' EQUITY
       ------------------------------------

CURRENT LIABILITIES:
   Accounts payable ..................................................................          $  1,839,206         $  2,122,923
   Accrued expenses ..................................................................               479,544              582,615
   Accrued wages .....................................................................                71,373               31,205
   Accrued vacation payable ..........................................................               225,856              189,815
   Obligations under capital lease ...................................................                50,951               47,310
   Debentures, current ...............................................................               286,854                   --
                                                                                                                     ------------
       Total current liabilities .....................................................             2,953,784            2,973,868

DEBENTURES ...........................................................................             2,713,146            3,000,000
OBLIGATIONS UNDER CAPITAL LEASES .....................................................                    --               13,024
                                                                                                ------------         ------------
       Total liabilities .............................................................             5,666,930            5,986,892
SHAREHOLDERS' EQUITY:
   Preferred stock, $1.00 par value, 2,000,000 shares
       authorized and none issued and outstanding ....................................                    --                   --
   Common stock, $.01 par value, 300,000,000 shares authorized,
       63,057,936 and 62,881,679 shares issued and outstanding at
       March 31, 2005 and December 31, 2004, respectively ............................               630,579              628,817
   Additional paid-in capital ........................................................            41,834,812           41,778,120
   Treasury stock ....................................................................               (12,504)             (12,504)
   Accumulated deficit ...............................................................           (41,418,186)         (40,405,506)
                                                                                                ------------         ------------
   Shareholders'equity ...............................................................             1,034,701            1,988,927
                                                                                                ------------         ------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY ...........................................          $  6,701,631         $  7,975,819
                                                                                                ============         ============

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


Simtek Corporation produces fast, re-programmable, nonvolatile semiconductor memory products. Information on Simtek products can be obtained from its web page: www.simtek.com; email: info@simtek.com; by calling (719) 531-9444; or fax
(719) 531-9481. The company is headquartered in Colorado Springs, Colorado, with international sales and marketing channels. Simtek is listed under the symbol SRAM on the OTC Electronic Bulletin Board.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements predicting the Company's future growth. These forward-looking statements are inherently difficult to predict and involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, projections of future performance including predictions of future profitability; expectations of the business environment in which Simtek operates; current and anticipated increased demand for our products; the level and timing of orders that we receive and that we can deliver in a specified period; levels of inventories at our distributors and other customers; inventory mix and timing of customer orders; the success of cost-reduction efforts; our timely introduction and the market acceptance of new technologies and products; maintaining or improving our level of product shipments; our ability to obtain any required financing in a timely manner; and factors not directly related to Simtek, such as competitive pressures on pricing, market conditions in general, competition, technological progression, product obsolescence, and the changing needs of potential customers and the semiconductor industry in general; and current political conditions and negative trends in the global economy.
For a detailed discussion of these and other risk factors, please refer to Simtek's filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-KSB and subsequent 10-QSB and 8K filings.

Contact:
Simtek Corporation
719-531-9444
information@simtek.com









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